01 July 2021 Strictly Confidential Mr Alberto Calderon C/o AngloGold Ashanti Australia

AngloGold Ashanti Australia Limited
A.B.N. 42 008 737 424
Level 10, 140 St Georges Tce, Perth, WA 6000, Australia
PO Box Z5046, Perth, WA 6831, Australia Tel +61 8 9425 4600
Website: www.AngloGoldAshanti.com

Please acknowledge acceptance of this offer by signing this copy and returning it to the Human Resources Department.

Dear Alberto,
EMPLOYMENT WITH ANGLOGOLD ASHANTI AUSTRALIA LTD
I have pleasure in offering you a position with AngloGold Ashanti Australia Limited (the “Company”). This letter, together with the attached Term Sheet, will form the basis of your agreement of service with the Company (the “Agreement”).
1. POSITION

1.1    You are requested to provide certain services to the Company, its subsidiaries and affiliates outside South Africa, the United Kingdom and the Isle of Man as the Company may require from time to time.
1.2    You will report to the board of directors of the Company and/or any sub-committee thereof in place from time to time (collectively referred to as the “Board”).
2.     CO-EMPLOYMENT AND COMMENCEMENT OF EMPLOYMENT
2.1    It is a condition of your employment that you will be required and permitted to take up employment with AngloGold Ashanti Limited (“AGA”) in respect of the duties and responsibilities that you will be required to perform on behalf of AGA in South Africa (the “AGA Contract”). For the purpose of this Agreement,
“Group” means the Company and its holding company and any subsidiary of the Company or its holding company (irrespective of structure and/or legal nature/regime) and “Group Company” means any one of them.
You will also be required to take up employment with AngloGold Ashanti International Services Limited (the “AGAISL Contract”) as provided for in that contract.

2.2    You will be required to devote 30% (thirty per cent) of your working time towards rendering services to the Company in Australia. The remaining 70% (seventy per cent) of your working time will be to render services to AGA outside of Australia.
2.3    The Company has the discretion to require that you devote more or all of your working time to working for the Company, depending on the needs of the Group. In this event, you agree that you will sign any amendment necessary to both this Contract and any other Group contract.
2.4    Your employment with the Company is conditional on you being legally entitled to be employed in Australia by virtue of your permanent residency status. If required by the Company you agree to provide documentary evidence of your permanent residency status.
2.5    Taking into account the contents of this clause 2, it is specifically recorded that this Agreement will not come into being unless and until you have signed the AGA Contract and the AGAISL Contract.
2.6    Subject to the provisions of clause 2.5 above, this Agreement will become effective from 23 August 2021, (the “Commencement Date”). Your employment under this Agreement is not continuous with any previous period of employment.
2.7    You warrant that you are not bound by or subject to any court order, agreement, covenant, arrangements, regulatory code or undertaking, and that you do not have any other interest or obligation, which in any way restricts or prohibits you from entering into this Agreement or from performing your duties under this Agreement.
3.     EMPLOYMENT DUTIES
3.1    During your employment you will in relation to the Company and/or any Group Company:
3.1.1    devote the whole of your time and attention to the duties of your office;

    3.1.2     faithfully and diligently exercise such powers as may from time to time be assigned to or vested in you including, but not limited to, the key performance indicators set from time to time by the Company, and perform your functions:
3.1.2.1 in good faith and for a proper purpose;
3.1.2.2 with the degree of care, skill and diligence that may reasonably be expected of a     person:
    3.1.2.2.1     carrying out the same functions in relation to the Company as those carried out by you; and
    3.1.2.2.2     having your general knowledge, skill and experience;
3.1.3    comply with the orders and directions of the Company;
3.1.4    comply with the rules, principles and regulations of all regulatory authorities relevant to the Company and any Group Company from time to time;
3.1.5    use your utmost endeavours to protect and promote the business and interests of the Company and the Group and preserve the reputation and goodwill of the Company and the Group;

3.1.6    act in the best interests of the Company and the Group in all dealings and transactions whatsoever relating to the Company and the Group and any business of the Company and the Group; and
3.1.7    disclose to the Company all acts and omissions which constitute a breach by you of your obligations to the Company and the Group from whatsoever cause arising.
3.1.8    You may be required, in pursuance of your duties, to:
3.1.9    perform services not only for the Company but also, as the Company may from time to time reasonably require, for any other Group Company and, without further remuneration, to accept such offices in other Group Company or companies in which the Group Company has an interest. You must not resign from office as a director of the Company or any Group Company except at the request or direction of the Company. You understand and accept that, notwithstanding the performance of any services or work at or on behalf of any Group Company, no employment relationship shall come into being between you and such Group Company, unless otherwise agreed between the parties;
3.1.10        be seconded by the Company to any other Group Company;

3.1.11        work at such places and/or locations as the Company may from time to time require;

3.1.12        travel to such places on such occasions as the Company may from time to time require; and

3.1.13    comply with all the reasonable and lawful instructions given to you and with all the Company rules, regulations, policies and procedures in force from time to time.
4.     REMUNERATION AND BENEFITS
All remuneration and benefits are set out in the Term Sheet attached to this Agreement.
5.     RULES, POLICIES AND PROCEDURES
Your employment with the Company shall be subject to any and all Company policies, procedures and practices that may be applicable from time to time (the “Policies”). The Policies made be amended from time to time in the sole and absolute discretion of the Company. It shall be your responsibility to familiarise yourself with the Policies. Please contact the Human Resources Department to obtain a copy of any of the Policies alternatively, you can access them via the Company’s intranet/HR portal.
6.     PERSONAL INFORMATION
6.1    The Company maintains an employment file relating to your employment. The Company endeavours to ensure that the personal data that the Company collects for that employment file is handled, both during and after your employment with the Company, in accordance with applicable data protection and privacy laws (and where appropriate exemptions under those laws such as the employee exemption under the Privacy Act 1988 (Cth)) and the Company Personal Data Policy, a copy of which is available on the intranet.
6.2    You confirm that you have read and understood the Company Personal Data Policy and, in particular understand that:

6.2.1    The Company is entitled to collect, use, store and disclose your personal data for the purposes set out in this agreement and the Company Personal Data Policy, including for legal, personnel, administrative and management purposes;
6.2.2    The Company is entitled to collect, use, store and disclose any sensitive data, including health information, relating to you as set out in this agreement and the Company Personal Data Policy;
6.2.3     The Company may disclose your personal data to other Group companies and third party service providers, regulatory authorities, potential or future employers, government organisations and potential purchasers of the Company or the business in which you work for the purposes set out in this agreement and the Company Personal Data Policy; and
6.2.3    The Company may disclose your personal data outside Australia (for example to the Company's related companies or contractors) for the purposes set out in this agreement and the Company Personal Data Policy.
6.3    You acknowledge and agree that you have been informed by the Company that:
6.3.1    The Company will not be required to take reasonable steps to ensure that any overseas recipient of your information does not breach the Australian Privacy Principles in the Privacy Act in relation to that information;
6.3.2    The Company will not be accountable under the Privacy Act with respect to any breach of the Australian Privacy Principles by an overseas recipient; and
6.3.3    You will not be able to seek redress under the Privacy Act for any breaches of the Privacy Act which are committed by an overseas recipient.
6.4    You also acknowledge that after being so informed you agree expressly to any such disclosure.
6.5    You consent to the Company collecting and handling any health information relating to you as set out in this agreement and the Company Personal Data Policy.
7.     TERMINATION OF EMPLOYMENT
7.1    This Agreement shall terminate:
•automatically on the date on which your right to work in Australia expires or is terminated for any reason whatsoever;
7.1.2    simultaneously with the AGA Contract where the AGA Contract is terminated for any reason whichever occurs sooner.
7.2    Your employment may be terminated by either party giving the other twelve (12) months’ notice in writing; provided the Company shall be entitled to:

7.2.1    terminate this Agreement without notice for any reason justifying summary dismissal; or
7.2.2    at its selection, pay you in lieu of notice. In the event that the Company elects to make a payment in lieu of notice for all or any part of the notice period it will notify you in writing of this election. Payment in lieu of notice will be calculated on the basis of your Salary only for the notice period (or outstanding balance of the notice period) after deductions for tax and other contributions required by law and will exclude any benefits or bonus referable to your employment.
7.3    Notice in terms of this clause can only be given simultaneously in terms of the AGA Contract. The notice periods will accordingly run concurrently and both this Agreement, the AGA Contract and the AGAISL Contract will terminate simultaneously on the same date.
7.4    Furthermore, this Agreement may be terminated by the Company at any stage for any reason permitted in law. This remedy is not exhaustive and shall be in addition and without prejudice to any other rights the Company may have, whether in contract, delict, statute or otherwise. The parties agree that the existence of the AGA Contract is contingent on and entirely subject to the continued existence of this Agreement, and that where this Agreement is terminated for any reason whatsoever, the AGA Contract will terminate simultaneously on the same date.
7.5    Upon the termination of your employment, howsoever arising, you shall immediately or upon the request of the Company, resign from the office of director of the Company (if applicable) and from any other offices held by you in any other Group Company and to give up your memberships acquired by virtue of your tenure of any such office or employment with the Company. You expressly give an irrevocable power of attorney to the Company and/or any Group Company or its nominee to sign on your behalf a written resignation from your office as a director or any other office you hold at the Company and/or any Group Company as the case may be.
8.     GARDEN LEAVE
8.1    In the event that this Agreement is terminated pursuant to clause 7, you may be required by the Company to take garden leave irrespective of whether your employment with the Company has been terminated through resignation or on any other basis. You shall continue to receive your normal remuneration during any period of garden leave.
8.2    During any period of garden leave, the Company shall be entitled to require that you:
8.2.1    do not attend at the Company’s and/or a Group Company’s or its clients’ premises, and/or not perform any work, and/or not have any contact with any or all of the Company’s and/or a Group Company’s executives, contractors, clients, distributors or suppliers;
8.2.2    do not at any time represent yourself as being in any way connected with or interested in the business or affairs of the Company and/or a Group Company;

8.2.3    resign from the office of director of the Company (if applicable) and from any other offices held by you in any other Group Company and to give up your memberships acquired by virtue of your tenure of any such office or employment with the Company. You expressly give an irrevocable power of attorney to the Company and/or any Group Company or its nominee to sign on your behalf a written resignation from your office as a director or any other office you hold at the Company and/or any
Group Company as the case may be;
8.2.4    deliver to the Company all Company property in your possession in proper working order, intact with all the date/information contained on such property, and with the assurance that no such articles or copies remain in your possession.
9.     EFFECT OF TERMINATION OF EMPLOYMENT
The termination of your employment for any reason whatsoever shall not affect the operation of any provisions of this Agreement to the extent to which they confer rights or impose obligations upon the parties which are exercisable or enforceable after the termination date, and such provisions shall to that extent continue to be of full force and effect. The termination of your employment shall furthermore not prejudice any rights that have accrued to the parties as at the termination date.
10.     RETURN OF COMPANY PROPERTY
10.1    Upon termination of your employment of any reason whatsoever, or at any other time upon demand, you must deliver up to the Company or its authorised representative:
10.1.1 documents or other material (including all copies) in your possession or control relating in any way to any Confidential Information;and

10.1.2     any property of the Company or any Group Company.

10.2    If, on the termination of your employment, any Confidential Information (as defined in clause 12 below) or intellectual property belonging to the Company is stored on any personal computer or device, you must destroy that Confidential Information and intellectual property in such a way that the information and property cannot be recovered or reconstructed and, to the extent required by the Company, you shall furnish it with proof of such destruction.
10.3    You must, on the termination of your employment, notify the Company of the whereabouts of any Confidential Information or property that was, but is no longer, in your possession.
11.     WORKPLACE SURVEILLANCE AND CYBER SECURITY
11.1    The Company will use software and other technologies to monitor your use of any computer equipment and systems owned by the Company. This means that the Company will, on a continuous and ongoing basis, access, inspect, review, record and disclose:
11.1.1     the content and level of data messages transmitted or received by you;

11.1.2    the content and level of internet usage; and
11.1.3    the documents and other data that you access, store or receive on any equipment issued to you for purposes of conducting the Company’s business.

11.2    You accordingly acknowledge and accept that you shall have no expectation of privacy in relation to the use of the resources provided to you by the Company.
11.3    The Company keeps a back-up of all data messages sent or received by you. Backed-up data messages may be recovered and reviewed by the Company if required in the circumstances (for example, to facilitate an investigation).
11.4    The Company may prevent the delivery of certain data messages by or to you, or your access to certain websites. The Company will give you notice as soon as practicable when a data message sent to you has been blocked, unless the data message constitutes spam, or contains viruses, or material that is menacing, harassing or offensive.
11.5    You acknowledge that the Company may carry out continuous, ongoing camera or other surveillance on and around its premises and in any other place that you may work during your employment.
12.     CONFIDENTIALITY
12.1    You must not use or disclose to anyone outside the Company or Group, whether directly or indirectly, other than in pursuit of the Company's or Group’s business, any Confidential Information either during or after your employment.
12.2    “Confidential Information", for the purpose of this Agreement includes, but is not limited to, any trade secrets or commercially sensitive or valuable information (written, recorded electronically or oral), and including all copies or extracts, known to you or in your possession or control relating to the Company, and Group Company, and or their employees, directors, clients, suppliers and/or stakeholders, and the commercial, operational, technical or financial arrangements or matters of the Company or the Group, including information that may come into your possession or control in the course of or by reason of your employment by the Company, whether or not supplied by the Company, that is not publicly available.
12.3    You must not use your position, or Confidential Information, for your personal advantage or for the advantage of third parties or other employees in any form whatsoever, including share trading activities.
12.4    You must not make any public statement or publications relating to the Confidential Information without first seeking and gaining permission from the Company.
13.     GENERAL
13.1    This document contains the entire agreement between the parties, and neither shall be bound by any undertaking, representation or warranty not recorded herein.

13.2    No indulgence, leniency or extension of time which either party (the “Grantor”) may grant or show to the other, shall in any way prejudice the Grantor or preclude the Grantor from exercising any of its rights in the future.
13.3    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts.
13.4     This Agreement shall be governed by the laws of Western Australia. The parties submit to the nonexclusive jurisdiction of courts exercising jurisdiction there with respect to any legal proceedings arising out of or in connection with this document or your employment by the Company.
If you would like clarity on any of these terms and conditions, please contact the Human Resources Department for further details.
Please acknowledge receipt of this Agreement and acceptance of the conditions contained herein by signing this copy and returning it to the Human Resources Department. Yours sincerely,
/s/ Michael Erickson
SVP Australia Director
Agreed and Accepted

/s/ Alberto Calderon                     Dated : 05 July 2021

TERM SHEET
Mr Alberto Calderon
1.     BASIC SALARY
1.1    You will be paid a gross amount of USD 480,000.00 per annum (the “Salary”).
1.2    The Company shall deduct from the Salary:
•such tax and other contributions including, compulsory superannuation contributions, as required by law and shall pay such deductions to the relevant authorities;
•any membership contributions payable towards your membership of such benefit schemes of which you may be a member for the time being in terms of that benefit scheme’s rules;
1.2.3    all other amounts as agreed between the Company and you from time to time.
1.3    The Salary will be paid to you monthly in arrears on or before the last date of the month. The Salary, less deductions, shall be paid in twelve monthly instalments of USD 40,000.00. This amount shall be paid directly into your bank account by electronic transfer. You shall inform the Company, upon signature of this Agreement, of your bank account details.
1.4    Salaries are reviewed on an annual basis and your next salary review will be on January 2023. Any adjustment to your salary will be dependent on a range of factors that may vary from time to time, which will be determined in the Company’s sole discretion. Consequently, there should be no presumption or expectation of an increase.
1.5    You authorise the Company to deduct from your remuneration under this Agreement any sums due from you to the Company and/or any Group Company including, without limitation, any overpayments, loans or advances made to you by the Company and/or any Group Company, repayment of holiday pay, the cost of repairing any damage or loss to the Company's and/or any Group Company property caused by you.
2.     INCENTIVE SCHEMES
2.1    You will be eligible to participate in AGA’s short term and long-term incentive scheme (comprising Annual Cash Bonus and Deferred Share Awards), subject to the rules of the scheme in place from time to time. As this scheme is discretionary, the Company may vary the terms and conditions of the scheme from time to time.
2.2     Payments and awards in terms of the scheme are normally made in February/ March of each year subject to tax. You will be eligible to participate on a pro-rated basis (for both the cash and share portion of the scheme) for the year in which you commence employment. Subject to the rules of any applicable incentive scheme, in the event that prior to the scheduled date for payment of any bonus or award you are no longer employed by the Company or a Group Company (for whatever reason, and whether terminated by you or the Company and whether in breach of contract or otherwise) or you are under notice of termination of employment (whether notice is given by you or by the Company) you will have no entitlement to any such bonus or award.
2.3    The Board may determine that an unvested award or part of an award may not vest (and therefore be forfeited), or may determine that any cash bonus, vested shares, or their equivalent value in cash be repaid to the Company if certain trigger events occur before the applicable vesting date.
2.4    Prior to the vesting date, the Board may determine that an award shall be subject to reduction or forfeiture (in whole or in part) in the event of any of the following trigger events:
2.4.1    a material misstatement of AGA results which may have caused the over allocation of cash incentive, deferred cash and/or deferred share allocations;
2.4.2    misconduct including, but not limited to, your acting fraudulently or dishonestly or being in material breach of your obligations to AGA which will result in the lapse of all deferred cash and deferred shares, both vested and unvested in line with the rules of the scheme;
2.4.3     where there is an error in the calculation of any performance condition which may have resulted in an overpayment;
2.4.4    AGA suffers a material downturn in its financial performance, for which you can be seen to have some liability;
2.4.5    in any other circumstances if the committee determines that it is reasonable to subject the unvested award to reduction or forfeiture.
2.5     Where there is reasonable evidence that a trigger event (as set out below) occurred prior to the applicable vesting date, but was only discovered within a period of 2 (two) years after the vesting date, the Board may exercise its discretion to require you to repay the cash equivalent of your vested award (net of any employees’ tax deducted) or a portion thereof. The applicable trigger events are as follows:
2.5.1    a material misstatement of AGA results which may have caused the over allocation of cash incentive, deferred cash and/or deferred share allocations;
2.5.2    where there is an error in the calculation of any performance condition which may have resulted in an overpayment;
2.5.3     the discovery of events that occurred prior to award or vesting that have led to the censure of AGA or Group by a regulatory authority or have had a significant detrimental impact on the reputation of AGA or the Group.

3.     MINIMUM SHAREHOLDING REQUIREMENTS
3.1     As a Corporate General Manager in the capacity of Chief Executive Officer you will be subject to a minimum shareholding requirement (“MSR”) which will be applied as follows:
3.1.1     within three years from the Commencement Date you are required to accumulate a MSR of Company shares to the value of 150% of your net annual base salary; and
3.1.2    at the end of six years from the Commencement Date your MSR of Company shares must be to the value of 300% of your net annual base salary.
4.     TAX SERVICES
The Company will pay for Price Waterhouse Coopers tax services to provide assistance in completion of tax returns. This benefit will be subject to fringe benefits tax.
In addition to this, the Company will also pay for reasonable accounting and legal costs associated with your contract of employment.

01 July 2021     AngloGold Ashanti International
Services Limited
    Incorporated in the British Virgin Islands
Registration Number 660250
Registered as an Overseas Company in the United Kingdom
    UK Company Number FC035167

	Registered Office:	UK Correspondence Address:
Strictly Confidential Mr Alberto Calderon C/o AngloGold Ashanti International Services Limited	Craigmuir Chambers Road Town Tortola British Virgin Islands VG1110	4th Floor, Communications House South Street Staines Upon Thames United Kingdom TW18 4PR Tel: +44 (0) 203 968 3320 Fax: +44 (0) 203 968 3325 Website: www.anglogoldashanti.com

Please acknowledge acceptance of this offer by signing this copy and returning it to the Human Resources Department.
Dear Alberto,
EMPLOYMENT WITH ANGLOGOLD ASHANTI INTERNATIONAL SERVICES LTD
I have pleasure in offering you a position with AngloGold Ashanti International Services Limited (the “Company”). This letter, together with the attached Term Sheet, will form the basis of your agreement of service with the Company (the “Agreement”).
1.     POSITION
1.1    You are requested to provide, on behalf of the Company and as the Company’s employee, certain services to AngloGold Ashanti Holding Plc (”AGAH”), its subsidiaries and affiliates outside South Africa, the United Kingdom, Isle of Man and Australia as the Company may require from time to time.
1.2    You will report to the board of directors of the Company and/or any sub-committee thereof in place from time to time (collectively referred to as the “Board”).
2.     CO-EMPLOYMENT AND COMMENCEMENT OF EMPLOYMENT
2.1    It is a condition of your employment that you will be required and permitted to take up employment with AngloGold Ashanti Limited (“AGA”) in respect of the duties and responsibilities that you will be required to perform on behalf of AGA in South Africa (the “AGA Contract”). For the purpose of this Agreement,

“Group” means the Company and its holding company and any subsidiary of the Company or its holding company (irrespective of structure and/or legal nature/regime) and “Group Company” means any one of them.
You will also be required to take up employment with AngloGold Ashanti Australia Ltd (the “AGAA” Contract”) as provided for in that contract.
2.2    You will be required to devote 30% (thirty per cent) of your working time towards rendering services to the Company outside South Africa, the United Kingdom, Isle of Man and Australia.
2.3    The Company has the discretion to require that you devote more or all of your working time to working for the Company, depending on the needs of the Group. In this event, you agree that you will sign any amendment necessary to both this Contract and any other Group contract.
2.4    It is recorded that you are not a citizen of the United Kingdom and you do not have permanent residency in the United Kingdom. You thus require a valid work permit in order to render services to the Company in the United Kingdom under this Agreement.
2.5     Taking into account the contents of this clause 2, it is specifically recorded that this Agreement will not come into being unless and until you have signed the AGA Contract and the AGAA Contract.
2.6    Subject to the provisions of clause 2.5 above, this Agreement will become effective from 23 August 2021, (the “Commencement Date”). Your employment under this Agreement is not continuous with any previous period of employment.
2.7    You warrant that you are not bound by or subject to any court order, agreement, covenant, arrangements, regulatory code or undertaking, and that you do not have any other interest or obligation, which in any way restricts or prohibits you from entering into this Agreement or from performing your duties under this Agreement.
3.     EMPLOYMENT DUTIES
3.1    During your employment you will in relation to the Company and/or any Group Company:
3.1.1     devote the whole of your time and attention to the duties of your office;
3.1.2        faithfully and diligently exercise such powers as may from time to time be assigned to or vested in you including, but not limited to, the key performance indicators set from time to time by the Company, and perform your functions:
    3.1.2.1     in good faith and for a proper purpose;
3.1.2.2     with the degree of care, skill and diligence that may reasonably be expected of a person:

3.1.2.2.1 carrying out the same functions in relation to the Company as those carried             out by you; and
3.1.2.2.2 having your general knowledge, skill and experience;
3.1.3    comply with the orders and directions of the Company;
3.1.4    comply with the rules, principles and regulations of all regulatory authorities relevant to the Company and any Group Company from time to time;
3.1.5    use your utmost endeavours to protect and promote the business and interests of the Company and the Group and preserve the reputation and goodwill of the Company and the Group;
3.1.6    act in the best interests of the Company and the Group in all dealings and transactions whatsoever relating to the Company and the Group and any business of the Company and the Group; and
3.1.7    disclose to the Company all acts and omissions which constitute a breach by you of your obligations to the Company and the Group from whatsoever cause arising.
3.2    You may be required, in pursuance of your duties, to:
3.2.1    perform services not only for the Company but also, as the Company may from time to time reasonably require, for any other Group Company and, without further remuneration, to accept such offices in other Group Company or companies in which the Group Company has an interest. You must not resign from office as a director of the Company or any Group Company except at the request or direction of the Company. You understand and accept that, notwithstanding the performance of any services or work at or on behalf of any Group Company, no employment relationship shall come into being between you and such Group Company, unless otherwise agreed between the parties; be seconded by the Company to any other Group Company; work at such places and/or locations as the Company may from time to time require; travel to such places on such occasions as the Company may from time to time require; and
3.2.5    comply with all the reasonable and lawful instructions given to you and with all the Company rules, regulations, policies and procedures in force from time to time.
4.     REMUNERATION AND BENEFITS
All remuneration and benefits are set out in the Term Sheet attached to this Agreement.
5.     RULES, POLICIES AND PROCEDURES
Your employment with the Company shall be subject to any and all Company policies, procedures and practices that may be applicable from time to time (the “Policies”). The Policies made be amended from time to time in the sole and absolute discretion of the Company. It shall be your responsibility to familiarise yourself with the Policies. Please contact the Human Resources Department to obtain a copy of any of the Policies alternatively, you can access them via the Company’s intranet/HR portal.

6.     PERSONAL INFORMATION
6.1    You hereby acknowledge that:
6.1.1     the Company will collect and process information about you, such as your name and contact details, as well as more sensitive information for various purposes in connection with your employment, including to manage benefits and payments, to manage expenses, to manage recruitment and onboarding, to manage absences, for security purposes, to handle claims and disciplinary actions, to monitor performance and use of the IT systems, to conduct certain background checks and to comply with the Company's legal obligations;
6.1.2    the Company will collect from you and store personal data about your next of kin, such as their name and contact details, for use in emergency situations, and you agree that you have informed such individuals that their details have been provided to the Company;
6.1.3     the Company may pass your information to third parties such as your previous employers, companies for which you provided services, public authorities, law enforcement agencies, fraud prevention agencies and regulators who use it in connection with the purposes set out above. The Company may also pass you information to third party agents who handle it on behalf of the Company; and
6.1.4    depending on the circumstances, the Company’s use of personal data may involve a transfer of data outside the UK and the European Economic Area.
6.2    The Company’s Data Protection Policy gives more details of the personal information about you and your next of kin that the Company collect and process. The Data Protection Policy does not form part of the terms and conditions of your employment, and the Company reserves the right to amend it from time to time and to update the uses of personal data listed above and in the notice.
6.3     You shall comply with the Company’s data protection policies when handling personal data in the course of the employment including personal data relating to any employee, customer, client, supplier or agent of the Company.
7.     TERMINATION OF EMPLOYMENT
7.1    This Agreement shall terminate simultaneously with the AGA Contract where the AGA Contract is terminated for any reason.
7.2    Your employment may be terminated by either party giving the other twelve (12) months’ notice in writing; provided the Company shall be entitled to:
7.2.1    terminate this Agreement without notice for any reason justifying summary dismissal; or
7.2.2    at its selection, pay you in lieu of notice. In the event that the Company elects to make a payment in lieu of notice for all or any part of the notice period it will notify you in writing of this election.

Payment in lieu of notice will be calculated on the basis of your Salary only for the notice period (or outstanding balance of the notice period) after deductions for tax and other contributions required by law and will exclude any benefits or bonus referable to your employment.
7.3    Notice in terms of this clause can only be given simultaneously in terms of the AGA Contract. The notice periods will accordingly run concurrently and both this Agreement and the AGA Contract will terminate simultaneously on the same date.
7.4    Furthermore, this Agreement may be terminated by the Company at any stage for any reason permitted in law. This remedy is not exhaustive and shall be in addition and without prejudice to any other rights the Company may have, whether in contract, delict, statute or otherwise. The parties agree that the existence of the AGA Contract is contingent on and entirely subject to the continued existence of this Agreement, and that where this Agreement is terminated for any reason whatsoever, the AGA Contract will terminate simultaneously on the same date.
7.5    Upon the termination of your employment, howsoever arising, you shall immediately or upon the request of the Company, resign from the office of director of the Company (if applicable) and from any other offices held by you in any other Group Company and to give up your memberships acquired by virtue of your tenure of any such office or employment with the Company. You expressly give an irrevocable power of attorney to the Company and/or any Group Company or its nominee to sign on your behalf a written resignation from your office as a director or any other office you hold at the Company and/or any Group Company as the case may be.
8.     GARDEN LEAVE
8.1    In the event that this Agreement is terminated pursuant to clause 7, you may be required by the Company to take garden leave irrespective of whether your employment with the Company has been terminated through resignation or on any other basis. You shall continue to receive your normal remuneration during any period of garden leave.
8.2    During any period of garden leave, the Company shall be entitled to require that you:
8.2.1    do not attend at the Company’s and/or a Group Company’s or its clients’ premises, and/or not perform any work, and/or not have any contact with any or all of the Company’s and/or a Group Company’s executives, contractors, clients, distributors or suppliers;
8.2.2    do not at any time represent yourself as being in any way connected with or interested in the business or affairs of the Company and/or a Group Company;
8.2.3    resign from the office of director of the Company (if applicable) and from any other offices held by you in any other Group Company and to give up your memberships acquired by virtue of your tenure of any such office or employment with the Company. You expressly give an irrevocable power of attorney to the Company and/or any Group Company or its nominee to sign on your behalf a written resignation from your office as a director or any other office you hold at the Company and/or any Group Company as the case may be;

8.2.4    deliver to the Company all Company property in your possession in proper working order, intact with all the date/information contained on such property, and with the assurance that no such articles or copies remain in your possession.
9.     EFFECT OF TERMINATION OF EMPLOYMENT
The termination of the your employment for any reason whatsoever shall not affect the operation of any provisions of this Agreement to the extent to which they confer rights or impose obligations upon the parties which are exercisable or enforceable after the termination date, and such provisions shall to that extent continue to be of full force and effect. The termination of your employment shall furthermore not prejudice any rights that have accrued to the parties as at the termination date.
10.     RETURN OF COMPANY PROPERTY
10.1    Upon termination of your employment of any reason whatsoever, or at any other time upon demand, you must deliver up to the Company or its authorised representative:
10.1.1     documents or other material (including all copies) in your possession or control relating in any way to any Confidential Information; and

     10.1.2     any property of the Company or any Group Company.

10.2    If, on the termination of your employment, any Confidential Information (as defined in clause 12 below) or intellectual property belonging to the Company is stored on any personal computer or device, you must destroy that Confidential Information and intellectual property in such a way that the information and property cannot be recovered or reconstructed and, to the extent required by the Company, you shall furnish it with proof of such destruction.
10.3    You must, on the termination of your employment, notify the Company of the whereabouts of any Confidential Information or property that was, but is no longer, in your possession.
11.     WORKPLACE SURVEILLANCE AND CYBER SECURITY
11.1    The Company will use software and other technologies to monitor your use of any computer equipment and systems owned by the Company. This means that the Company will, on a continuous and ongoing basis, access, inspect, review, record and disclose:
11.1.1     the content and level of data messages transmitted or received by you;
11.1.2 the content and level of internet usage; and
11.1.3    the documents and other data that you access, store or receive on any equipment issued to you for purposes of conducting the Company’s business.
11.2    You accordingly acknowledge and accept that you shall have no expectation of privacy in relation to the use of the resources provided to you by the Company.

11.3    The Company keeps a back-up of all data messages sent or received by you. Backed-up data messages may be recovered and reviewed by the Company if required in the circumstances (for example, to facilitate an investigation).
11.4    The Company may prevent the delivery of certain data messages by or to you, or your access to certain websites. The Company will give you notice as soon as practicable when a data message sent to you has been blocked, unless the data message constitutes spam, or contains viruses, or material that is menacing, harassing or offensive.
11.5    You acknowledge that the Company may carry out continuous, ongoing camera or other surveillance on and around its premises and in any other place that you may work during your employment.
12.     CONFIDENTIALITY
12.1    You must not use or disclose to anyone outside the Company or Group, whether directly or indirectly, other than in pursuit of the Company's or Group’s business, any Confidential Information either during or after your employment.
12.2    “Confidential Information", for the purpose of this Agreement includes, but is not limited to, any trade secrets or commercially sensitive or valuable information (written, recorded electronically or oral), and including all copies or extracts, known to you or in your possession or control relating to the Company, and Group Company, and or their employees, directors, clients, suppliers and/or stakeholders, and the commercial, operational, technical or financial arrangements or matters of the Company or the Group, including information that may come into your possession or control in the course of or by reason of your employment by the Company, whether or not supplied by the Company, that is not publicly available.
12.3    You must not use your position, or Confidential Information, for your personal advantage or for the advantage of third parties or other employees in any form whatsoever, including share trading activities.
12.4    You must not make any public statement or publications relating to the Confidential Information without first seeking and gaining permission from the Company.
12.5    Nothing in this Agreement shall prevent you from making a protected disclosure in accordance with s43A Employment Rights Act 1996.
13.     TRAINING
You are entitled to take part in various training courses which the Company may provide from time to time in-house. Specific details of what courses might be available can be found on the intranet.
14.     GRIEVANCE AND DISCIPLINARY ISSUES
14.1     If you wish to obtain redress for any grievances relating to your employment or are dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, you shall apply in writing to the Chairman, setting out the nature and details of any such grievance or dissatisfaction. If you are not satisfied with the decision of the Chairman, you may within seven days of the decision appeal in writing to a non-executive director nominated by the board.
    The disciplinary rules applicable to you are set out in the applicable policies. The disciplinary procedure is not contractually binding on the Company and the Company may in its absolute discretion and for any reason decide not to follow the disciplinary procedure.
15.     GENERAL
15.1    This Agreement supersedes all previous contracts with the Company and/or any other Group Companies.
15.2    There are no collective agreements applicable to your employment.
15.3    This document contains the entire agreement between the parties and neither shall be bound by any undertaking, representation or warranty not recorded herein.
15.4    No indulgence, leniency or extension of time which either party (the “Grantor”) may grant or show to the other, shall in any way prejudice the Grantor or preclude the Grantor from exercising any of its rights in the future.
15.5    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts.
15.6    This Agreement shall be governed by the laws of England and the parties submit to the jurisdiction of the courts of England.
If you would like clarity on any of these terms and conditions, please contact the Human Resources Department for further details.
Please acknowledge receipt of this Agreement and acceptance of the conditions contained herein by signing this copy and returning it to the Human Resources Department. Yours sincerely,
/s/ Robert P Hayes Director
Agreed and Accepted

/s/ Alberto Calderon                                   Dated : 05 July 2021

TERM SHEET
Mr Alberto Calderon
1.     BASIC SALARY
1.1    You will be paid a gross amount of USD 480,000.00 per annum (the “Salary”).
1.2    The Company shall deduct from the Salary:
1.2.1    such tax and other contributions as required by law and shall pay such deductions to the relevant authorities;
1.2.2    any membership contributions payable towards your membership of such benefit schemes of which
you may be a member for the time being in terms of that benefit scheme’s rules; 1.2.3    all other amounts as agreed between the Company and you from time to time.
1.3    The Salary will be paid to you monthly in arrears on or before the last date of the month. The Salary, less deductions, shall be paid in twelve monthly instalments of USD 40,000.00. This amount shall be paid directly into your bank account by electronic transfer. You shall inform the Company, upon signature of this Agreement, of your bank account details.
1.4    Salaries are reviewed on an annual basis and your next salary review will be on January 2023. Any adjustment to your salary will be dependent on a range of factors that may vary from time to time, which will be determined in the Company’s sole discretion. Consequently, there should be no presumption or expectation of an increase.
1.5    You authorise the Company to deduct from your remuneration under this Agreement any sums due from you to the Company and/or any Group Company including, without limitation, any overpayments, loans or advances made to you by the Company and/or any Group Company, repayment of holiday pay, the cost of repairing any damage or loss to the Company's and/or any Group Company property caused by you.
2.     INCENTIVE SCHEMES
2.1    You will be eligible to participate in AGA’s short term and long-term incentive scheme (comprising Annual Cash Bonus and Deferred Share Awards), subject to the rules of the scheme in place from time to time. As this scheme is discretionary, the Company may vary the terms and conditions of the scheme from time to time.
2.2    Payments and awards in terms of the scheme are normally made in February/ March of each year subject to tax. You will be eligible to participate on a pro-rated basis (for both the cash and share portion of the scheme) for the year in which you commence employment. Subject to the rules of any applicable incentive scheme, in the event that prior to the scheduled date for payment of any bonus or award you are no longer employed by the Company or a Group Company (for whatever reason, and whether terminated by you or the Company and whether in breach of contract or otherwise) or you are under notice of termination of employment (whether notice is given by you or by the Company) you will have no entitlement to any such bonus or award.
2.3    The Board may determine that an unvested award or part of an award may not vest (and therefore be forfeited), or may determine that any cash bonus, vested shares, or their equivalent value in cash be repaid to the Company if certain trigger events occur before the applicable vesting date.
2.4    Prior to the vesting date, the Board may determine that an award shall be subject to reduction or forfeiture (in whole or in part) in the event of any of the following trigger events:
2.4.1    a material misstatement of AGA results which may have caused the over allocation of cash incentive, deferred cash and/or deferred share allocations;
2.4.2     misconduct including, but not limited to, your acting fraudulently or dishonestly or being in material breach of your obligations to AGA which will result in the lapse of all deferred cash and deferred shares, both vested and unvested in line with the rules of the scheme;
2.4.3    where there is an error in the calculation of any performance condition which may have resulted in an overpayment;
2.4.4    AGA suffers a material downturn in its financial performance, for which you can be seen to have some liability;
2.4.5    in any other circumstances if the committee determines that it is reasonable to subject the unvested award to reduction or forfeiture.
2.5     Where there is reasonable evidence that a trigger event (as set out below) occurred prior to the applicable vesting date, but was only discovered within a period of 2 (two) years after the vesting date, the Board may exercise its discretion to require you to repay the cash equivalent of your vested award (net of any employees’ tax deducted) or a portion thereof. The applicable trigger events are as follows:
2.5.1     a material misstatement of AGA results which may have caused the over allocation of cash incentive, deferred cash and/or deferred share allocations;
2.5.2    where there is an error in the calculation of any performance condition which may have resulted in an overpayment;
2.5.3    the discovery of events that occurred prior to award or vesting that have led to the censure of AGA or Group by a regulatory authority or have had a significant detrimental impact on the reputation of AGA or the Group.

3.     MINIMUM SHAREHOLDING REQUIREMENTS
3.1    As a Corporate General Manager in the capacity of Chief Executive Officer you will be subject to a minimum shareholding requirement (“MSR”) which will be applied as follows:
3.1.1    within three years from the Commencement Date you are required to accumulate a MSR of Company shares to the value of 150% of your net annual base salary; and
3.1.2    at the end of six years from the Commencement Date your MSR of Company shares must be to the value of 300% of your net annual base salary.
4.     ANGLOGOLD ASHANTI INTERNATIONAL PENSION FUND MEMBERSHIP
You will have a choice to elect to join the Company’s International Pension Fund subject to the rules of the scheme. The Company contributes 24.75% of your total annual base pay to the fund.
5.     TAX SERVICES
The Company will pay for Price Waterhouse Coopers tax services to provide assistance in completion of tax returns. This benefit will be subject to fringe benefits tax.
In addition to this, the Company will also pay for reasonable accounting and legal costs associated with your contract of employment.

01 July 2021
Strictly Confidential

Mr Alberto Calderon
C/o AngloGold Ashanti Limited
76 Rahima Moosa Street, Newtown 2001
PO Box 62117, Marshalltown 2107, South Africa
Tel: +27 (0) 11 637 6000
Fax: +27 (0) 11 637 6624
Website: www.anglogoldashanti.com

Please acknowledge acceptance of this offer by signing this copy and returning it to the Human Resources Department.
Dear Alberto,
EMPLOYMENT WITH ANGLOGOLD ASHANTI LIMITED
I have pleasure in offering you a position with AngloGold Ashanti Limited (the “Company”). This letter, together with the attached Term Sheet and Annexure/s, will form the basis of your agreement of service with the Company
(the “Agreement”).
1.     POSITION
1.1    You will be employed in the role of Corporate General Manager in the capacity of Chief Executive Officer or in such other capacity of a like status as the Company may require from time to time.
1.2    You will report to the board of directors of the Company and/or any sub-committee thereof in place from time to time (collectively referred to as the “Board”).
2.     CO-EMPLOYMENT AND COMMENCEMENT OF EMPLOYMENT
2.1    You will be required to devote 40% (forty per cent) of your working time towards rendering services to the Company in South Africa and must attend all AGA Board meetings in South Africa, to the extent that they are held in South Africa. The remaining 60% (sixty per cent) of your working time will be to render services to Group Companies outside of South Africa. For the purpose of this Agreement,
“Group” means the Company and any subsidiary of the Company (irrespective of structure and/or legal nature/regime) and “Group Company” means any one of them.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

2.2     In the event that you resign from your employment with the Company, you will be required to simultaneously resign from your employment with any other Group Company with the result that this Agreement and any other Group Company contract will terminate on the same date.
2.3    In the event that this Agreement is terminated for any reason, you agree that there is no operational basis on which you can continue to be employed by any other Group Company and you agree that you will resign from your employment with any other Group Company, alternatively that your employment with any other Group Company can be terminated for cause.
2.4    In the event that you fail to give effect to a resignation as required in terms of the above clauses, you hereby irrevocably nominate and appoint the company secretary of the Company to act on your behalf in whatever capacity may be required to sign any documents on your behalf to give effect to such resignation.
2.5    The Company has the discretion to require that you devote more or all of your working time to working for the Company in South Africa, depending on the needs of the Group. In this event, you agree that you will sign any amendment necessary to this Contract and any contracts you have with Group Companies.
2.6    It is recorded that you are not a South African citizen and do not have permanent residency in South Africa. You thus require a valid work permit in order to render services to the Company in South Africa under this Agreement.
2.7    Taking into account the contents of this clause 2, it is specifically recorded that this Agreement will not come into being unless and until you have signed the AngloGold Ashanti Australia Ltd (the “AGAA Contract”) and the AngloGold Ashanti International Services Limited (the “AGAISL Contract”).
2.8    To the extent necessary, the Company will assist you in obtaining and maintaining valid and/or applicable work permits during your employment, but you retain the ultimate responsibility for obtaining and maintaining the applicable permits.
2.9    Subject to the provisions of clause 2.7 above, this Agreement will become effective on 23 August 2021
(the “Commencement Date”) and shall expire on 31 August 2026 (the “Expiry Date”), unless terminated earlier in accordance with the applicable provisions of this Agreement. The period between the Commencement Date and the Expiry Date shall be the “Contract Term”.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

2.10    Furthermore, since this Agreement is for a fixed term you shall have no expectation of continued employment with the Company or any Group Company, and will have no expectation of being engaged on a further fixed term contract either on the same or similar terms or on less favourable terms.
2.11    You warrant that you are not bound by or subject to any court order, agreement, covenant, arrangement, regulatory code or undertaking, and that you do not have any other interest or obligation, which in any way restricts or prohibits you from entering into this Agreement or from performing your duties under this Agreement.
3.     PLACE OF WORK
3.1    Your ordinary place of work will be at the offices of the Company at 112 Oxford Road, Houghton Estate, Johannesburg, 2198 or such other location as the Company may from time to time direct.
3.2    The Company is a multinational company and you may be required to relocate to a different location should the exigencies of the Company’s business so dictate. On that event, the Company shall pay relocation expenses for you and your family, in accordance with the Company relocation policy as amended from time to time.
4.     EMPLOYMENT DUTIES
4.1    During your employment you will in relation to the Company and/or any Group Company:     devote the whole of your time and attention to the duties of your office;
4.1.2    faithfully and diligently exercise such powers as may from time to time be assigned to or vested in you including, but not limited to, the key performance indicators set from time to time by the Company, and perform your functions: -
    4.1.2.1     in good faith and for a proper purpose;
    4.1.2.2     with the degree of care, skill and diligence that may reasonably be expected of a person:
4.1.2.2.1 carrying out the same functions in relation to the Company as those carried out by you; and
    4.1.2.2.2     having your general knowledge, skill and experience;
4.1.3    comply with the orders and directions of the Company;
4.1.4    comply with the rules, principles and regulations of any regulatory authorities relevant to the
Company and any Group Company from time to time;

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

4.1.5    use your utmost endeavours to protect and promote the business and interests of the Company and the Group and preserve the reputation and goodwill of the Company and the Group;
4.1.6     act in the best interests of the Company and the Group in all dealings and transactions whatsoever relating to the Company and the Group and any business of the Company and the Group; and
4.1.7    disclose to the Company all acts and omissions which constitute a breach by you of your obligations to the Company and the Group from whatsoever cause arising.
4.2    You may be required, in pursuance of your duties, to:
4.2.1     perform services not only for the Company but also, as the Company may from time to time reasonably require, for any other Group Company and, without further remuneration, to accept such offices in other Group Company or companies in which the Group Company has an interest. You must not resign from office as a director of the Company or any Group Company except at the request or direction of the Company, or if otherwise required by law. You understand and accept that, notwithstanding the performance of any services or work at or on behalf of any Group
Company, no employment relationship shall come into being between you and such Group
Company, unless otherwise agreed between the parties;
•be seconded by the Company to any other Group Company;
4.2.3    work at such places and/or locations as the Company may from time to time require; 4.2.4    travel to such places on such occasions as the Company may from time to time require; and
4.2.5    comply with all the reasonable and lawful instructions given to you and with all the Company rules, regulations, policies and procedures in force from time to time.
4.3    Given the nature of your position with the Company, you agree that the Company may from time to time require you to undergo, at its expense, an examination by a registered medical practitioner or practitioners to be nominated by the Company (including, but not limited to, your general practitioner or any other physician responsible for your care) to determine your overall health and fitness to perform in your role. You consent to the medical practitioner referred to in this clause sending, disclosing and discussing with the Company and its medical advisers the results or any report prepared as a result of any such examination on the basis that such medical testing is justifiable due to the inherent requirements of your role. You will provide the Company and any relevant third party

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

with such formal consents as may be required in considering your suitability to return to work in the      event of your illhealth and/or incapacity, and provided the Company’s own medical advisors agree with that confirmation. The Company will address your ill-health and/or incapacity in accordance with the law.

5.     WORKING HOURS
You will be required to work a minimum of 42 hours a week (cumulative with your working time commitment under any other Group contract). You may be required to work additional hours as are necessary to properly and effectively perform the duties and responsibilities of your position. Due to the nature of the Company’s business, and the requirements of the job, you may be expected to work overtime and/or Saturdays, Sundays or public holidays. By accepting this appointment, you are taken to have agreed to work such further hours as the Company may require from time to time, without additional compensation or reward.
6.     REMUNERATION AND BENEFITS
All remuneration and benefits are set out in the Term Sheet attached to this Agreement.
7.     RULES, POLICIES AND PROCEDURES
Your employment with the Company shall be subject to any and all Company policies, procedures and practices that may be applicable from time to time (the “Policies”). The Policies made be amended from time to time in the sole and absolute discretion of the Company. It shall be your responsibility to familiarise yourself with the Policies. Please contact the Human Resources Department to obtain a copy of any of the Policies alternatively, you can access them via the Company’s intranet/HR portal.
8.     PERSONAL INFORMATION
8.1    By your signature hereto, you consent to the Company and other Group Companies processing your personal information for legal, personnel, administrative and management purposes and, in particular, to the processing of any sensitive personal data (as defined in the Company’s Data Protection Policy in place from time to time) relating to you.
8.2    You understand and accept that:
8.2.1    the Company may from time to time need to make your personal information available to other Group Companies and service providers, regulatory authorities, potential or future employers, governmental organisations and potential purchasers of the Company or the business in which you work;
8.2.2    the Company is a global company and may need to transfer your personal information to locations outside of your country of employment; and

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

9.2.3     you hereby give your consent to the transfer of personal information as contemplated above.
8.3    The Company shall process your personal information in accordance with all applicable data privacy laws and the Company’s data protection policy in place from time to time both during and following termination of your engagement with the Company. You confirm that you have read and understood the Company’s Data Protection Policy, a copy of which is available on the intranet.
9.     EXPIRY AND TERMINATION OF EMPLOYMENT
9.1    This Agreement shall terminate:
9.1.1    automatically on 31 December 2022 if your South African work permit has not been granted by that date;
9.1.2    automatically on the date on which your South African work permit expires or is terminated for any reason whatsoever;
automatically through the effluxion of time on the Expiry Date. As the expiry of this Agreement is through the effluxion of time such an expiry will not constitute a dismissal; and there will be no payment of severance pay upon expiry; whichever occurs sooner.
9.2    Your employment may be terminated by either party giving the other twelve (12) months’ notice in writing; provided the Company shall be entitled to:
9.2.1    terminate this Agreement without notice for any reason justifying summary dismissal; or
9.2.2    at its selection, pay you in lieu of notice. In the event that the Company elects to make a payment in lieu of notice for all or any part of the notice period it will notify you in writing of this election. Payment in lieu of notice will be calculated on the basis of section 35(5) of the Basic
Conditions of Employment Act 75 of 1997 (the “BCEA”) and will exclude any bonus referable to your employment.
9.3     Notice given in terms of this clause can only be given simultaneously with notice in terms of any other Group Company. The notice periods will accordingly run concurrently and both this Agreement and any other Group Company contract will terminate simultaneously on the same date.
9.4    Furthermore, this Agreement may be terminated by the Company at any stage during the Contract
Term for misconduct, poor work performance, incapacity, the Company’s operational requirements or in circumstances otherwise permitted in law. This remedy is not exhaustive and shall be in addition and without prejudice to any other rights the Company may have, whether in contract, delict, statute or otherwise. The parties agree that the existence of the AGAISL and the AGAA Contracts are
AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

contingent on and entirely subject to the continued existence of this Agreement, and that where this Agreement is terminated for any reason whatsoever, any other Group Company contract will terminate simultaneously on the same date.

9.5    In the event that this Agreement is terminated prior to the Expiry Date for any reason whatsoever, the Company shall not be required or liable to pay you the remuneration referred to in this Agreement for the remaining portion of the Contract Term.
9.6     Upon the termination of your employment, howsoever arising, you shall immediately or upon the request of the Company, resign from the office of director of the Company (if applicable) and from any other offices held by you in any other Group Company and to give up your memberships acquired by virtue of your tenure of any such office or employment with the Company. You expressly give an irrevocable power of attorney to the Company and/or any Group Company or its nominee to sign on your behalf a written resignation from your office as a director or any other office you hold at the Company and/or any Group Company as the case may be.
9.7    Your employment under this Agreement shall automatically terminate if:
9.7.2    the Company in its general meeting, or by any provision in its Articles of Association, shall remove you from the office of director of the Company; or
9.7.3     under the Articles of Association of the Company you shall be obliged to retire by rotation or otherwise and the Company in general meeting shall fail to re-elect you as a director of the Company; or
9.7.4    you are not re-elected as a director of the Company at the annual general meeting following the start of your employment.
10.     GARDEN LEAVE
10.1    You may be required by the Company, acting reasonably, to take garden leave irrespective of whether your employment with the Company has been terminated through resignation or on any other basis.
You shall continue to receive your normal remuneration during any period of garden leave.
10.2    During any period of garden leave, the Company shall be entitled to require that you:
10.2.1    do not attend at the Company’s and/or a Group Company’s or its clients’ premises, and/or not perform any work, and/or not have any contact with any or all of the Company’s and/or a Group
Company’s executives, contractors, clients, distributors or suppliers;

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

10.2.2     do not at any time represent yourself as being in any way connected with or interested in the business or affairs of the Company and/or a Group Company;

10.2.3     resign from the office of director of the Company (if applicable) and from any other offices held by you in any other Group Company and to give up your memberships acquired by virtue of your tenure of any such office or employment with the Company. You expressly give an irrevocable power of attorney to the Company and/or any Group Company or its nominee to sign on your behalf a written resignation from your office as a director or any other office you hold at the Company and/or any Group Company as the case may be;
10.2.4    deliver to the Company all Company property in your possession in proper working order, intact with all the date/information contained on such property, and with the assurance that no such articles or copies remain in your possession.
11.     EFFECT OF TERMINATION OF EMPLOYMENT
The termination of your employment for any reason whatsoever shall not affect the operation of any provisions of this Agreement to the extent to which they confer rights or impose obligations upon the parties which are exercisable or enforceable after the termination date, and such provisions shall to that extent continue to be of full force and effect. The termination of your employment shall furthermore not prejudice any rights that have accrued to the parties as at the termination date.
12.     RETURN OF COMPANY PROPERTY
12.1    Upon termination of your employment of any reason whatsoever, or at any other time upon demand, you must deliver up to the Company or its authorised representative:
12.1.1    documents or other material (including all copies) in your possession or control relating in any way to any Confidential Information; and
12.1.2    any property of the Company or any Group Company.

12.2    If, on the termination of your employment, any Confidential Information (as defined in clause 15.2 below) or intellectual property belonging to the Company is stored on any personal computer or device, you must destroy that Confidential Information and intellectual property in such a way that the information and property cannot be recovered or reconstructed and, to the extent required by the Company, you shall furnish it with proof of such destruction.
12.3    You must, on the termination of your employment, notify the Company of the whereabouts of any Confidential Information or property that was, but is no longer, in your possession.
AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

13.     CHANGE OF CONTROL
13.1    In the event of a Change of Control, and your employment is terminated by the Company within twenty four months of that Change of Control (other than for misconduct or incapacity) or you resign from your employment within twenty four months of that Change of Control as a result of your role being significantly diminished or your employment conditions being reduced, the Company will pay you:
13.1.1    all Salary (as defined in item 1.1 of the attached Term Sheet), benefits and bonuses in lieu of your notice pay (12 months);
13.1.2     an equal additional twelve (12) month payment of salary and benefits, inclusive of the value of any pension contributions that would have been made by the Company in the twelve (12) months following the termination date (less such tax and national insurance contributions as the Company is obliged to deduct from the sum);
13.1.3    the vesting date of a portion of unvested Deferred Share Plan awards will be accelerated to the date of the event. The balance of the shares will vest on the original vesting dates, in accordance with the rules of the scheme in place at the time.
13.2    Your entitlement to any benefit or payment under this clause is conditional on your accepting this payment as full and final settlement (and entering into settlement documentation in a form acceptable to the Company) in the event of a Change of Control, which is defined to mean that the following occur:
13.2.1        the Company becomes a subsidiary of another company; or

13.2.2    substantially all of the businesses, assets and undertakings of the Company become owned by any person, firm or company; or
    a number of shareholders holding less than 35% of the Company’s issued share capital act in concert to gain a majority of the Board and force changes in the management of the Company.
14.     WORKPLACE SURVEILLANCE AND CYBERSECURITY
14.1    The Company will use software and other technologies to monitor your use of any computer equipment and systems owned by the Company. This means that the Company will, on a continuous and ongoing basis, access, inspect, review, record and disclose:
14.1.1    the content and level of data messages transmitted or received by you;

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

14.1.2     the content and level of internet usage; and

14.1.3    the documents and other data that you access, store or receive on any equipment issued to you for purposes of conducting the Company’s business.
14.2    You accordingly acknowledge and accept that you shall have no expectation of privacy in relation to the use of the resources provided to you by the Company.
14.3    The Company keeps a back-up of all data messages sent or received by you. Backed-up data messages may be recovered and reviewed by the Company if required in the circumstances (for example, to facilitate an investigation).
14.4    The Company may prevent the delivery of certain data messages by or to you, or your access to certain websites. The Company will give you notice as soon as practicable when a data message sent to you has been blocked, unless the data message constitutes spam, or contains viruses, or material that is menacing, harassing or offensive.
14.5    You acknowledge that the Company may carry out continuous, ongoing camera or other surveillance on and around its premises and in any other place that you may work during your employment.
15.     CONFIDENTIALITY
15.1    You must not use or disclose to anyone outside the Company or Group, whether directly or indirectly, other than in pursuit of the Company's or Group’s business, any Confidential Information either during or after your employment.
15.2     “Confidential Information", for the purpose of this Agreement includes, but is not limited to, any trade secrets or commercially sensitive or valuable information (written, recorded electronically or oral), and including all copies or extracts, known to you or in your possession or control relating to the Company, and Group Company, and or their employees, directors, clients, suppliers and/or stakeholders, and the commercial, operational, technical or financial arrangements or matters of the Company or the Group, including information that may come into your possession or control in the course of or by reason of your employment by the Company, whether or not supplied by the Company, that is not publicly available.
15.3    You must not use your position, or Confidential Information, for your personal advantage or for the advantage of third parties or other employees in any form whatsoever, including share trading activities.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

15.4     You must not make any public statement or publications relating to the Confidential Information without first seeking and gaining permission from the Company.
16.     INTELLECTUAL PROPERTY
16.1    You shall disclose to the Company any discovery or invention or secret process or improvement in procedure made or discovered by you during your employment which may directly affect or relate to the business of the Company, and the title interest and intellectual property rights in it will be the property of the Company. To the extent that ownership of intellectual property rights referenced in this clause does not automatically vest in the Company by operation of law, you hereby assign to the Company (or such Group Company as the Company may direct) with full title guarantee your entire right, title and interest in all such intellectual property rights including all present and future copyright revivals and extensions. This assignment shall take effect upon the creation of each of the intellectual property rights.
16.2    To the maximum extent permitted by law, you agree that during your employment or any time afterwards:
16.2.1    you waive all moral rights in works that you have created during your employment; and
16.2.2     you consent unconditionally and irrevocably to all acts or omissions by the Company in relation to those works which may infringe your moral rights in the works.
16.3     You must not act in any way during your employment by the Company that uses any confidential information belonging to, or infringes the intellectual property rights of, any third party, including previous employers. Whenever you produce work in the course of your employment that contains confidential information or intellectual property owned by a third party, you must obtain all necessary consents and licenses from that third party for use of that confidential information or intellectual property.
16.4    If and whenever required so to do by the Company (whether during the employment or after its termination) you shall at the expense of the Company or such Group Company as the Company may direct:
(a)apply or join with the Company or such Group Company in applying for any protection or registration in the Republic of South Africa and/or in any other part of the world for any such intellectual property rights referenced in this clause 16; and/or

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

(b)execute all instruments and/or documents and does all things necessary to vest (with full title guarantee) all right title and interest to and in the intellectual property rights referenced in this clause 16 absolutely in the Company or such Group Company or in any other person as the Company may specify; and/or
(c)provide to the Company or such Group Company or any other person as the Company may specify all such assistance, at the Company’s cost, as the Company may request in connection with any proceedings or actions relating to intellectual property rights referenced in this clause 166.
17.     RESTRICTIONS ON COMPETITION
17.1    During the course of your employment with the Company, you shall acquire confidential information relating to the Company’s and Group Companies’ business operations. Such information will be furnished to you to enable you to perform your functions to the best of your ability and for no other purpose. In addition, you will be required to establish relationships with third parties’ and colleagues and will through your employment gain knowledge of business opportunities.
17.2    The Company considers and you agree that, if you are not restricted as provided for in this clause, the Company will potentially suffer considerable economic prejudice, including loss of business opportunities and goodwill and that these restrictions are reasonable and necessary to the protect the legitimate business interests of the Company and the Group.
17.3    You accordingly undertake that you shall not, whilst employed by the Company and for a period of twelve (12) months (less any period spent on garden leave) after termination of employment with the Company for any reason whatsoever (“the Restraint Period”):
17.3.1    directly or indirectly, set up in business or form part of any business in competition with the Business and/or which carries on a business similar to the Business
17.3.2    directly or indirectly, be concerned, engaged, interested or employed in any business/es competing with the Business or which carries on a business similar to the Business
17.3.3    directly or indirectly, solicit, approach, interfere with or entice or attempt to entice away from the
Company and/or any Relevant Group Company any Restricted Supplier

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

17.3.4    solicit or otherwise approach any executive or senior consultant of the Company and/or any Relevant Group Company with whom you had material dealings in the course of your employment at any time in the Relevant Period with a view to encouraging them to become employed or interested in any manner whatsoever in any other person, undertaking or concern which competes with the Company and/or Relevant Group Company, and/or to terminate their employment or association with the Company and/or any Relevant Group Company for any reason whatsoever.
17.4    You undertake not to do any of the things set out above either directly or indirectly and whether as a director, partner, owner, principal, agent, representative, shareholder, financier, employer, employee, or in any other manner or capacity whatsoever, and whether for your own interest or the interest of any person, business, undertaking or entity.
17.5    The restraints set out above shall apply to the Republic of South Africa and any other country in which the Company and/or any Relevant Group Company, as applicable, conducts business in or is actively exploring opportunities to conduct business in.
17.6    You agree that:
17.6.1    the restraints set out above are reasonable as to their subject matter, area and duration to protect the Company’s and/or any Group Company’s proprietary interests;
17.6.2    each of the restraints set out above are separate and independent restraints severable from any of the other restraints set out therein;
17.6.3    the provisions of this clause 177 shall be construed initially in their widest possible cumulative sense provided, however, that if such construction is found for any reason by any court to be unenforceable, the provisions thereof shall be construed as imposing separate severable and independent restraints in respect of:
17.6.3.1     each country in which you are restrained from doing any of the things set out above;
17.6.3.2     each calendar month within the Restraint Period;
17.6.3.3     every capacity in which you are prohibited from acting; and
17.6.3.4     each of the persons or entities in favour of which the undertaking is given.
on the basis that notwithstanding a finding that the restraints in their widest sense referred to above are unenforceable, it is the intention of the parties that you shall be bound by such narrower construction as may be found to be enforceable;

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

17.6.3.5     if any one or more of the restraints set out above is invalid or unenforceable for any reason, the validity of any of the other restraints shall not be affected thereby.
17.7    The provisions of this clause shall survive the termination of this Agreement and/or your employment for any reason whatsoever.
17.8    The Company and/or any Group Company, as applicable, have a proprietary interest which is sought to be protected in terms of the provisions of this clause. Accordingly, to the extent that you are in breach of your obligations in terms of this clause, then any Group Company shall be entitled to exercise all remedies available to the Company in terms of this Agreement or in law as a result of the breach and which are consistent with the Agreement remaining in force, including specific performance, as if it were a party to this Agreement. The Parties agree that this clause shall, by way of a stipulatio alteri, constitute a contract for the benefit of any Group Company which shall be capable of acceptance at any time by a Group Company by written notice to that effect to you. Prior to such acceptance, the benefit of this stipulatio alteri may not be withdrawn without the written consent of the Company.
17.9    In this clause 17 the following terms shall have the following meanings:
17.9.1    Business means any gold mining business of a type carried on by the Company or any Relevant Group Company at the date of termination of employment or at any time during the Relevant Period in respect of which you materially provided services pursuant to your employment during the
Relevant Period or in respect of which business you have been involved to a material extent or were responsible for during the Relevant Period;
17.9.2    Relevant Period means the period of 12 months ending on the termination of your employment for any reason whatsoever;
17.9.3    Relevant Group Company means any Group Company in respect of which you materially provided services pursuant to your employment at any time during the Relevant Period;
17.9.4    Restricted Supplier means any person, company, business or other organisation whatsoever who has supplied goods or services to the Company or any Relevant Group Company (other than utilities and goods or services supplied for administrative purposes) during any part of the Relevant Period or who has agreed or was in discussion or negotiations during the Relevant Period to supply goods or services to the Company or any Relevant Group Company to commence at any time in the 12 months following the termination of your employment and with whom you had material dealings in the course of your employment during the Relevant Period.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

17.10    Nothing in this clause 177 shall prevent you from being interested in securities in a company which is listed on any recognised stock exchange provided that you do not hold or are not interested in shares which represent more than 5% of the votes that could be cast at a general meeting of that company.
17.11    You agree that a copy of clause 177 of this Agreement will be provided to any person, firm, company or other entity making an offer of employment, appointment as a director or officer, agency, consultancy, partnership or joint venture your during your employment or thereafter whist any restrictions in this clause 177 remain in force immediately upon receiving such offer.
18.     STATEMENTS
18.1    Should this Agreement be terminated for any reason whatsoever, you shall not be entitled to make any announcements, press releases or any public statement (whether in written or oral form) of whatsoever nature relating to the Company and/or the Group, unless:
18.1.1    the Company and/or any Group Company has agreed in writing on the contents thereof; or
18.1.2    you are required by law or the rules of a recognised securities exchange to make such announcement, press release or public statement.
19.     OTHER EMPLOYMENT AND INTERESTS
19.1    While this Agreement remains in force, apart from the interests set out in Annexure “A” which interests have been declared to the Company prior to the Commencement Date, you shall not be engaged or take part, directly or indirectly, whether as an employee or in any other capacity, in any other business or entity without the Company’s prior written consent.
19.2    In the event that the Company determines that your interest and/or involvement in any outside activity or engagement with any outside entity detracts or may detract from the proper performance of your duties and responsibilities, the Company shall be entitled to withdraw any consent that it may have previously given to you and require you to immediately cease such involvement or engagement.
20.     PREVIOUS EMPLOYMENT
    Any employment with a previous employer will not count towards service with the Company.
21.     GENERAL
21.1    This Agreement supersedes all previous contracts with the Company and/or any other Group Companies.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

21.2    This document contains the entire agreement between the parties and neither shall be bound by any undertaking, representation or warranty not recorded herein.
21.3     No indulgence, leniency or extension of time which either party (the “Grantor”) may grant or show to the other, shall in any way prejudice the Grantor or preclude the Grantor from exercising any of its rights in the future.
21.4    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts.
21.5    This Agreement shall, for all purposes, be construed in accordance with the laws of the Republic of South Africa and the parties submit to the courts of the Republic of South Africa
If you would like clarity on any of these terms and conditions, please contact the Human Resources Department for further details.
Please acknowledge receipt of this Agreement and acceptance of the conditions contained herein by signing this copy with the attached annexures and returning it to the Human Resources Department. Yours sincerely,
/s/ Ms Maria DC Ramos
Chairman of the Board
Acceptance:      /s/ Mr Alberto Calderon        Date: 05 July 2021

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

TERM SHEET
Mr Alberto Calderon
1.     BASIC SALARY
1.1    Your gross salary will be USD 1,600,000.00 per annum (the “Salary”), and is split into three portions,
(40%) being payable by the Company in South Africa, (30%) being payable in Australia pursuant to a
Contract with AngloGold Ashanti Australia Ltd (the “AGAA Contract”) and (30%) being payable in the United Kingdom pursuant to a contract with AngloGold Ashanti International Services Limited (the “AGAISL Contract”).
1.2    The Company shall deduct from the Salary:
1.2.1    such PAYE and other contributions as required by law and shall pay such deductions to the South
African Revenue Service (“SARS”) and/or other regulatory authorities, as may be applicable from time to time;
1.2.2    any membership contributions payable towards your membership of such benefit schemes of which you may be a member for the time being in terms of that benefit scheme’s rules;
1.2.3    all other amounts as agreed between the Company and you from time to time.
1.3    The South African salary will be USD 640,000.00 per annum paid to you monthly in arrears on or before the last day of the month. The salary, less deductions, shall be paid in twelve monthly instalments of USD 53,333.33. This amount shall be paid directly into your bank account by electronic transfer. You shall inform the Company, upon signature of this Agreement, of your bank account details.
1.4     Salaries are reviewed on an annual basis and your next salary review will be in January 2023. Any adjustment to your salary will be dependent on a range of factors that may vary from time to time, which will be determined in the Company’s sole discretion. Consequently, there should be no presumption or expectation of an increase.
1.5    You authorise the Company to deduct from your remuneration under this Agreement any sums due from you to the Company and/or any Group Company including, without limitation, any overpayments, loans or advances made to you by the Company and/or any Group Company, repayment of holiday pay, or the cost of repairing any damage or loss to the Company’s and/or any Group Company property caused by you.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

2.     INCENTIVE SCHEMES
2.1You will be eligible to participate in the Company’s short term and long-term incentive scheme
(comprising Annual Cash Bonus and Deferred Share Awards), subject to the rules of the scheme in place from time to time. As the scheme is discretionary, the Company may vary the terms and conditions of the scheme from time to time.
2.2    Payments and awards in terms of the scheme are normally made in February / March of each year, subject to tax. You will be eligible to participate on a pro-rated basis (for both the cash and share portion of the scheme) for the year in which you commence employment. Subject to the rules of any applicable incentive scheme, in the event that prior to the scheduled date for payment of any bonus or award you are no longer employed by the Company or any Group Company (for whatever reason, and whether terminated by you or the Company and whether in breach of contract of otherwise) or you are under notice of termination of employment (whether notice is given by you or by the Company) you will have no entitlement to any such bonus or award.
2.3    The Board may determine that an unvested award or part of an award may not vest (and therefore be forfeited), or may determine that any cash bonus, vested shares, or their equivalent value in cash be repaid to the Company if certain trigger events occur before the applicable vesting date.
2.4    Prior to the vesting date, the Board may determine that an award shall be subject to reduction or forfeiture (in whole or in part) in the event of any of the following trigger events:
2.4.1    a material misstatement of the Company results which may have caused the over allocation of cash incentive, deferred cash and/or deferred share allocations;
2.4.2    misconduct including, but not limited to, your acting fraudulently or dishonestly or being in material breach of your obligations to the Company which will result in the lapse of all deferred cash and deferred shares, both vested and unvested in line with the rules of the scheme;
2.4.3    where there is an error in the calculation of any performance condition which may have resulted in an overpayment;
2.4.4     the Company suffers a material downturn in its financial performance, for which you can be seen to have some liability;
2.4.5     in any other circumstances if the Board determines that it is reasonable to subject the unvested award to reduction or forfeiture.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

2.5     Where there is reasonable evidence that a trigger event (as set out below) occurred prior to the applicable vesting date, but was only discovered within a period of 2 (two) years after the vesting date, the Board may exercise its discretion to require you to repay the cash equivalent of your vested award (net of any employees’ tax deducted) or a portion thereof. The applicable trigger events are as follows:
2.5.1    a material misstatement of the Company results which may have caused the over allocation of cash incentive, deferred cash and/or deferred share allocations;
2.5.2    where there is an error in the calculation of any performance condition which may have resulted in an overpayment;
2.5.3    the discovery of events that occurred prior to award or vesting that have led to the censure of the Company or Group by a regulatory authority or have had a significant detrimental impact on the reputation of the Company or the Group.
3.     CASH BUY-OUT PAYMENT
You will receive a cash buy-out to the value of USD 696,056.00 in lieu of loss of remuneration that you will forfeit from your previous employer. This payment will be subject to documentary proof of forfeiture of that remuneration to the reasonable satisfaction of the Company. You will be liable for tax deductions and authorisations as may be required by the law. Should you leave the employment of the Company within 24 months as a result of voluntary resignation or dismissal with cause, you will be liable to refund the Company the pro-rated gross value of the cash buy-out.

4.     MINIMUM SHAREHOLDING REQUIREMENTS
4.1    As a Corporate General Manager in the capacity of Chief Executive Officer, you will be subject to a minimum shareholding requirement (“MSR”) which will be applied as follows:
4.1.1    Within three years from the Commencement Date you are required to accumulate a MSR of Company shares to the value of 150%of your net annual base salary; and
4.1.2    At the end of five years from the Commencement Date, your MSR of Company shares must be to the value of 300% of your net annual base salary.
5.     LEAVE
5.1    You are entitled to 30 working days’ annual leave for each completed leave. You are required to take at least 15 working days’ leave in each annual leave cycle.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

5.2    The remaining leave entitlement may be carried over in the next leave cycle and, subject to legal requirements, may be encashed or accumulated up to a maximum of 30 days, where after they will be automatically encashed on an annual basis at the end of December each year.

5.3    For each consecutive three years’ (36 consecutive months’) employment with the Company, you shall be entitled to 30 days paid sick leave. However, during the first 6 months of employment, you shall only be entitled to 1 day’s sick leave for every 26 days worked. Sick leave may not be accumulated, and you shall not be paid in lieu of or in respect of untaken sick leave.

5.4    The balance of your leave entitlements shall be regulated by the provisions of the BCEA.
5.5     In the respective leave cycles in which your employment commences or terminates, your leave entitlement will accrue on a pro rata basis for each complete month of service during the relevant leave cycle. If, on the termination of your employment you have taken more than your accrued leave entitlement you will repay the excess to the Company from any sums due to you and hereby authorise the Company to make such deduction from amounts owing to you.
5.6    The calculation of any entitlement to accrued and untaken leave or deductions where you have, on termination, taken more than your accrued leave entitlement shall be based on 1/260th of the Salary for each untaken or excess day of the entitlement for the leave cycle in which termination takes place. Any payment in lieu of accrued but untaken leave entitlement or encashment of leave entitlement under the Contract shall be deemed to be payment in lieu or encashment under this Agreement
6.     SPOUSE/LIFE PARTNER TRAVEL
Your spouse / life partner may accompany you on one business class trip per annum. The full cost of this benefit, including taxes will be borne by the Company.
7.     HEALTH CARE
7.1    You will be entitled to BUPA medical cover and will receive benefits subject to the rules of the scheme and the contribution rates applicable from time to time.
7.2    The onus is on you to advise the Company of any change in status relevant to your medical aid membership.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

8.     ANGLOGOLD ASHANTI INTERNATIONAL PENSION FUND MEMBERSHIP
You will have a choice to elect to join the Company’s International Pension Fund subject to the rules of the scheme. The Company will contribute 24.75% of your total annual base pay to the fund.
9.     RISK BENEFITS
9.1    You will be entitled to participate in the Group Life Benefit which will pay out a multiple of three times your annual salary subject to medical underwriting and the applicable insurance caps that may be in place. This benefit will be paid to your nominated beneficiaries in the event of your death.
9.2    The disability benefit will pay a multiple of three times your annual base pay salary subject to medical underwriting and the applicable insurance caps in the event of permanent and total disability.
9.3    The benefit will be subject to the rules of the scheme in place from time to time and the caps will be communicated annually.
10.     GROUP PERSONAL ACCIDENT INSURANCE
10.1     The Company has an insurance policy that provides you with 24-hour cover in the event that an accident results in your death or disability. The death benefit is equal to three times total annual base pay salary and depending on the percentage of disability, the maximum disability benefit is also equal to three times annual base pay salary. Related medical expenses incurred as a result of an accident may also be paid up to a maximum of USD 35,700 (ZAR 500,000) should your medical aid fail to cover the cost.
10.2     This policy in place from time to time is subject to certain terms, conditions and exclusions, and a copy can be obtained from your Human Resources Manager, if required.
11.     TAX SERVICES
The Company will pay for Price Waterhouse Coopers tax services to provide assistance in completion of tax returns. This benefit is subject to fringe benefits tax.
In addition to this, the Company will also pay for reasonable accounting and legal costs associated with your contract of employment.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

12.     UNEMPLOYMENT INSURANCE FUND
You will be required to contribute towards the Unemployment Insurance Fund (UIF). Your contribution will be 1% of your taxable salary, up to a maximum contribution of ZAR 2,125 per annum. This will be deducted from your salary on a monthly basis.
13.     SECURITY SUPPORT
The Company will provide comprehensive travel and office security, to the extent required whilst you are in South Africa, which may include a full-time driver for both yourself and your spouse in a Company vehicle.

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

ANNEXURE “A”
DECLARATION OF INTERESTS
I, Mr Alberto Calderon, declare as follows:
I understand and agree that I shall devote all such reasonable hours as may be necessary for the efficient performance of my duties, including on weekends and public holidays, to the business of the Company in terms of my employment contract. I shall not engage in any activities, which will conflict with or prejudice the duties that I am required to perform in terms of my employment contract.
As at the Commencement Date, my immediate family members and I have the interests disclosed in the table below. I shall disclose to the Company, immediately as they may arise, any interests I may have, and those of any immediate family member of mine, in any other businesses, companies, close corporations, partnerships or associations of which I, or any immediate family member, may be a director or member or in which I, or any immediate family member, have a financial interest. For purposes of this declaration, an immediate family member means my spouse/life partner, parent, child or sibling.
I accept that, should the Company determines that my (or any immediate family members of mine) interest in any outside entity detracts or may detract from the proper performance my duties and responsibilities, the Company shall be entitled to require me (or the immediate family member concerned) to immediately cease such involvement or engagement or to address the matter in such other manner as the Company may deem fit.

Name of business	Name of individual holding interest	Type of business	% of equity	Nature of interest if not equity
Envirosuite	Family trust, Laico	Technology environment	Less 1%	Advisor, 1 hour week, end Dec 21
Green Park Partners	Alberto Calderon	Private equity group	Less 1%	Partner
No	No	No	No	No

/s/ ALBERTO CALDERON                         DATE 05 July

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

26 August 2021

Strictly Confidential

Mr Alberto Calderon
C/o AngloGold Ashanti Limited

Please acknowledge acceptance of this Variation by signing this copy and returning it to the Human Resources Department.

76 Rahima Moosa Street, Newtown 2001
PO Box 62117, Marshalltown 2107, South Africa
Tel: +27 (0) 11 637 6000
Fax: +27 (0) 11 637 6624
Website: www.anglogoldashanti.com

Dear Alberto,

VARIATION OF EMPLOYMENT AGREEMENT
We refer to your employment agreement with AngloGold Ashanti Ltd dated 1 July 2021 and counter signed on 5 July 2021 (the “Agreement”).

The words and phrases defined or referred to in the Agreement shall have the same meaning when used in this variation letter (the “Variation”).

With effect from the date on which you sign this Variation, you hereby agree that clause 2.9 of the Agreement is amended by deleting the date of 23 August 2021 and replacing it with the date of 1 September 2021. Accordingly the Commencement Date of the Agreement shall be 1 September 2021.

Other than as amended pursuant to this Variation, the provisions of the Agreement shall continue in full force and effect without modification.

This Variation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts.

This Variation shall, for all purposes, be construed in accordance with the laws of the Republic of South Africa and the parties submit to the courts of the Republic of South Africa.

Please acknowledge receipt of this Variation and agreement to the terms contained herein by signing this copy and returning it to the Human Resources Department.

Yours sincerely,
/s/ Maria DC Ramos
Chairman of the Board
Acceptance:    /s/ Alberto Calderon                         Date: 30 August 2021

AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

AngloGold Ashanti Australia Limited
A.B.N. 42 008 737 424
Level 10, 140 St Georges Tce, Perth, WA 6000, Australia
PO Box Z5046, Perth, WA 6831, Australia
Tel +61 8 9425 4600
Website: www.AngloGoldAshant i.com
30 August 2021

Strictly Confidential
Mr Alberto Calderon
C/o AngloGold Ashanti Australia

Please acknowledge acceptance of this Variation by signing this copy and returning it to the Human Resources Department.

Dear Alberto,
VARIATION OF EMPLOYMENT AGREEMENT
We refer to your employment agreement with AngloGold Ashanti Australia Ltd dated 1 July 2021 and counter signed on 5 July 2021 (the “Agreement”).
The words and phrases defined or referred to in the Agreement shall have the same meaning when used in this variation letter (the “Variation”).
With effect from the date on which you sign this Variation, you hereby agree that clause 2.6 of the Agreement is amended by deleting the date of 23 August 2021 and replacing it with the date of 1 September 2021. Accordingly the Commencement Date of the Agreement shall be 1 September 2021.
Other than as amended pursuant to this Variation, the provisions of the Agreement shall continue in full force and effect without modification.
This Variation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts.
This Variation shall be governed by the laws of Western Australia. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there with respect to any legal proceedings arising out of or in connection with this Variation.
Please acknowledge receipt of this Variation and agreement to the terms contained herein by signing this copy and returning it to the Human Resources Department.
Yours sincerely,
/s/ Michael Erickson
SVP Australia
Director

Agreed and Accepted
/s/ Alberto Calderon                         Dated: 30 August 2021
AngloGold Ashanti Limited
Reg No: 1944/017354/06
Directors: MDC Ramos (Chairman) KC Ramon (Interim Chief Executive Officer) KOF Busia (Ghanaian) AM Ferguson (British) R Gasant AH Garner (American) NVB Magubane
MC Richter (American/Panamanian) JE Tilk (Canadian)
Company Secretary: MML Mokoka

30 August 2021     AngloGold Ashanti International Services Limited
    Incorporated in the British Virgin Islands
Registration Number 660250
Registered as an Overseas Company in the United Kingdom     UK Company Number FC035167

Strictly Confidential Mr Alberto Calderon C/o AngloGold Ashanti International Services Limited	Registerd Office: Craigmuir Chambers Road Town Tortola British Virgin Islands VG1110	UK Correspondence Address: 4th Floor, Communications House South Street Staines Upon Thames United Kingdom TW18 4PR Tel: +44 (0) 203 968 3320 Fax: +44 (0) 203 968 3325 Website: www.anglogoldashanti.com

Please acknowledge acceptance of this Variation by signing this copy and returning it to the Human Resources Department.
Dear Alberto,
VARIATION OF EMPLOYMENT AGREEMENT
We refer to your employment agreement with AngloGold Ashanti International Services Ltd dated 1 July 2021 and counter signed on 5 July 2021 (the “Agreement”).
The words and phrases defined or referred to in the Agreement shall have the same meaning when used in this variation letter (the “Variation”).
With effect from the date on which you sign this Variation, you hereby agree that clause 2.6 of the Agreement is amended by deleting the date of 23 August 2021 and replacing it with the date of 1 September 2021. Accordingly the Commencement Date of the Agreement shall be 1 September 2021.
Other than as amended pursuant to this Variation, the provisions of the Agreement shall continue in full force and effect without modification.
This Variation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts.
This Variation shall be governed by the laws of England and the parties submit to the jurisdiction of the courts of England.
Please acknowledge receipt of this Variation and agreement to the terms contained herein by signing this copy and returning it to the Human Resources Department.
Yours sincerely,
/s/ Robert P Hayes Director

Directors: R P H Hayes / B A Kundaiker

Agreed and Accepted

/s/ Alberto Calderon                         Dated: 30 August 2021